Exhibit T3A-3

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION (SECTION 7)

The Registrar of Corporate Affairs, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

SAFFORD OVERSEAS INC.

BVI COMPANY NUMBER: 1020641

is incorporated in the BRITISH VIRGIN ISLAND as a BVI BUSINESS COMPANY, this 7th day of April, 2006.

Date: 7th day of April, 2006	REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title:

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF CHANGE OF NAME (SECTION 21)

The Registrar of Corporate Affairs of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004, the requirements of the Act in respect of a change of name having been complied with

SAFFORD OVERSEAS INC.

BVI COMPANY NUMBER 1020641

which was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on the 7th day of April, 2006 has changed its name to

CONSTELLATION OVERSEAS LTD.

this the 20th day of September, 2006.

Date: 20th day of September, 2006	REGISTRAR OF CORPORATE AFFAIRS

By:
Name:
Title:

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